EXHIBIT 23.1

CONSENT OF SQUAR, MILNER, REEHL & WILLIAMSON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated April 6, 2006 with respect to the consolidated statement of net assets in liquidation as of January 31, 2006, and the related consolidated statement of changes in net assets in liquidation for the period September 3, 2005 to January 31, 2006 of REMEC, Inc. and related financial statement schedule and the accompanying consolidated balance sheet as of January 31, 2005 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, and the consolidated statements of operations, shareholders’ equity, and cash flows for the period from February 1, 2005 to September 2, 2005:

(1)	Registration Statement (Form S-3 No.’s 333-114170, 333-111409, 333-106767, 333-31428, 333-83827, 333-46891, 333-45595, 333-45353, 333-45357, 333-30803 and 333-25437) of REMEC, Inc.,

(2)	Registration Statement (Form S-4 No.’s 333-90882, 333-74085, 333-27023 and 333-05343333-00000) of REMEC, Inc., and

(3)	Registration Statement (Form S-8 No.’s 333-108279, 333-102260, 333-98343, 333-67100, 333-67102, 333-37191, 333-37193, 333-04224, 333-16687, 333-27353, 333-23705) pertaining to the Employee Stock Purchase Plan, Spectrian 1992 Stock Plan, as amended, Spectrian 1994 Director Option Plan, as amended, Spectrian 1998 NonStatutory Stock Option Plan, as amended, Spectrian 1998 Employee Stock Purchase Plan, as amended, Non-Plan Options, Employee Stock Purchase Plan, Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc., C&S Hybrid, Inc. 1996 Equity Incentive Plan, Equity Incentive Plan and Employee Stock Purchase Plan, Magnum Microwave Corporation 1990 Employee Stock Option Plan and 1996 Nonemployee Directors Stock Option Plan, REMEC, Inc. Profit Sharing 401(k) Plan, Radian Technology, Inc. 1987 Stock Option Plan

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California

April 27, 2006